                         Louis Dreyfus Natural Gas Corp.

                               825,000 Shares (1)
                                  Common Stock
                                ($.01 par value)

                      International Underwriting Agreement


                                                                 London, England
                                                                          , 1997

Salomon Brothers International Limited
Credit Suisse First Boston (Europe) Limited
Howard, Weil, Labouisse, Friedrichs Incorporated
Morgan Stanley & Co. International Limited
As International Representatives of the several
International Underwriters,
c/o Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London SW1W 0SB ENGLAND


Dear Sirs:

          Louis Dreyfus Natural Gas Corp. (the "Company"), an Oklahoma corporation, proposes to sell to the underwriters named in Schedule I hereto (the "International Underwriters"), for whom you (the "International Representatives") are acting as representatives, 412,500 shares of Common Stock, $.01 par value ("Common Stock"), of the Company, and Louis Dreyfus Natural Gas Holdings Corp. (the "Selling Stockholder"), a Delaware corporation and an indirect wholly owned subsidiary of S.A. Louis Dreyfus et Cie (the "Parent"), proposes to sell to the International Underwriters 412,500 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholder collectively being hereinafter called the "International Underwritten Securities"). The Selling Stockholder also proposes to grant to the International Underwriters an option to purchase up to 123,750 additional shares of Common Stock (the "International Option Securities"; the International Option Securities, together with the International Underwritten Securities, being hereinafter called the "International Securities"). It is understood that the Company, the Selling Stockholder and the Parent are concurrently entering into a U.S. Underwriting Agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company and the Selling Stockholder of an aggregate of 4,675,000 shares of Common Stock (said shares to be sold by the Company and the Selling Stockholder pursuant to the U.S. Underwriting Agreement being hereinafter called the "U.S. Underwritten Securities"), in the United States and Canada through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Salomon Brothers
Inc, Credit Suisse First Boston

_______________
   (1) Plus an option to purchase from the Selling Stockholder up to 123,750 additional shares to cover over-allotments.

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                                                                             2

Corporation, Howard, Weil, Labouisse, Friedrichs Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives (the "Representatives"), and providing for the grant to the U.S. Underwriters of an option to purchase from the Selling Stockholder up to 701,250 additional shares of Common Stock (the "U.S. Option Securities"; the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities" and the International Securities, together with the U.S. Securities, being hereinafter called the "Securities"). It is further understood and agreed that the U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement.

          1.  REPRESENTATIONS AND WARRANTIES.

          (a) The Company, the Selling Stockholder and the Parent jointly and severally represent and warrant to, and agree with, each International Underwriter as set forth below in this Section 1. Certain terms used in this
Section 1 are defined in paragraph (iii) hereof.

          (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-21321) on such Form, including related preliminary prospectuses, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (A) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus, (B) final prospectuses in accordance with Rules 430A and 424(b)(1) or (4), or (C) final prospectuses in accordance with Rules 415 and 424(b)(2) or (5). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectuses (as hereinafter defined) with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the International Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional

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                                                                        3

     information and other changes (beyond that contained in the latest International Preliminary Prospectus (as hereinafter defined)) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          The Company agrees that it will not, without your agreement, file a Rule 462(b) Registration Statement. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(i)(x).

          It is understood that two forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons (as hereinafter defined), and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The two forms of prospectus are identical except for the outside front cover page, the inside front cover page, the discussion under the heading "Underwriting" and the outside back cover page. Such form of prospectus relating to the U.S. Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "U.S. Prospectus"; such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses".

          (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which shares sold in respect of the International Underwriters' over-allotment option are purchased, if such date is not the Closing Date (a "Settlement Date"), each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company, the Selling Stockholder and the Parent make no representations or warranties as to the information contained in or

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                                                                          4

     omitted from the Registration Statement, or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any International Underwriter relating to such International Underwriter through the International Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

          (iii) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Prospectuses" shall mean the prospectuses relating to the Securities that is first filed pursuant to Rule 424 (b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the forms of final prospectuses relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A", "Rule 462" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement (File No. 333-21321). Any reference herein to the Registration Statement, Preliminary Prospectuses or the Prospectuses shall be deemed to refer to and include the documents

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                                                                         5

     incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Preliminary Prospectuses or the Prospectuses, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Preliminary Prospectuses or the Prospectuses shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Preliminary Prospectuses or the Prospectuses, as the case may be, deemed to be incorporated therein by reference. The "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph (i) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses".

          (b) The Selling Stockholder and the Parent, jointly and severally, represent and warrant to, and agree with, each International Underwriter that:

          (i) The Selling Stockholder is the lawful owner of the International Securities to be sold by the Selling Stockholder hereunder and upon sale and delivery of, and payment for, such International Securities, as provided herein, the Selling Stockholder will convey good and marketable title to such International Securities, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

          (ii) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the International Securities and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K.

          (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act, the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the International Securities by the International Underwriters and such other approvals as have been obtained.

          (iv) Neither the sale of the International Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions

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                                                                          6

     herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Selling Stockholder or the terms of any indenture or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or bound, or any judgement, order or decree applicable to the Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder or any of its subsidiaries.

          Any certificate signed by any officer of the Company and delivered to the International Representatives or counsel for the International Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each International Underwriter.

          2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholder agree, severally and not jointly, to sell to each International Underwriter, and each International Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling
Stockholder, at a purchase price of $[    ] per share, the amount of the
International Underwritten Securities set forth opposite such International Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder hereby grants an option to the several International Underwriters to purchase, severally and not jointly, up to 123,750 shares of the International Option Securities at the same purchase price per share as the International Underwriters shall pay for the International Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the International Underwritten Securities by the International Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the International Prospectus upon written, telecopied or telegraphic notice by the International Representatives to the Selling Stockholder setting forth the number of shares of the International Option Securities as to which the several International Underwriters are exercising the option and the Settlement Date. Delivery of certificates for the shares of International Option Securities by the Selling Stockholder, and payment therefor to the Selling Stockholder shall be made as provided in Section 3 hereof. The maximum number of shares of the International Option Securities to be sold by the Selling Stockholder is set forth in
Schedule II hereto. In the event that the International Underwriters exercise less than their full over-allotment option, the number of shares of the International Option Securities to be sold by each party listed on Schedule II shall be, as nearly as practicable, in the same proportion to each other as are the number of shares of the International Option Securities listed opposite their respective names on said Schedule II. The number of shares of the International Option Securities to be purchased by each International Underwriter shall be the same percentage of the total

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                                                                            7

number of shares of the International Option Securities to be purchased by the several International Underwriters as such International Underwriter is purchasing of the International Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3. DELIVERY AND PAYMENT. Delivery of and payment for the International Underwritten Securities and the International Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at
10:00 AM, New York City time, on [       ], 1997, or such later date (not later
than [      ], 1997) as the International Representatives and the
Representatives shall designate, which date and time may be postponed by agreement among the International Representatives, the Representatives, the Company and the Selling Stockholder or as provided in Section 9 hereof (such date and time of delivery and payment for the International Securities being herein called the "Closing Date"). Delivery of the International Securities shall be made to the International Representatives for the respective accounts of the several International Underwriters against payment by the several International Underwriters through the International Representatives of the respective aggregate purchase prices of the International Securities being sold by the Company and the Selling Stockholder to or upon the order of the Company and the Selling Stockholder, by wire transfer payable in same day funds. Delivery of the International Underwritten Securities and the International Option Securities shall be made at such location as the International Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such International Securities shall be made at the office of Cravath, Swaine & Moore, counsel for the International Underwriters at Worldwide Plaza, 825 Eighth Avenue, New York, New York. Certificates for the International Securities shall be registered in such names and in such denominations as the International Representatives may request not less than three full business days in advance of the Closing Date.

          The Company and the Selling Stockholder agree to have the International Securities available for inspection, checking and packaging by the International Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several International Underwriters of the International Securities to be purchased by them from the Selling Stockholder and the respective International Underwriters will pay any additional stock transfer taxes involved in further transfers.

          If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Selling Stockholder will deliver (at the expense of the Selling Stockholder) to the International Representatives, at Seven World Trade Center, New York, New York, on the date specified by the International Representatives (which shall be within three business days after exercise of said option), certificates for the International Option Securities in such names and

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                                                                           8

denominations as the International Representatives shall have requested against payment of the purchase price thereof to the Selling Stockholder by wire transfer payable in same day funds. If settlement for the International Option Securities occurs after the Closing Date, the Selling Stockholder will deliver to the International Representatives on the Settlement Date for the International Option Securities, and the obligation of the International Underwriters to purchase the International Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the U.S. Underwriting Agreement, and that the Settlement Date, if any, shall occur simultaneously with the "Settlement Date" under the U.S. Underwriting Agreement.

          4. OFFERING BY UNDERWRITERS. It is understood that the several International Underwriters propose to offer the International Securities for sale to the public as set forth in the International Prospectus.

          5.  AGREEMENTS.

          (a) The Company agrees with the several International Underwriters that:

          (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectuses or any Rule 462(b) Registration Statement unless the Company has furnished a copy for your review prior to the filing and will not file any such proposed amendment, supplement, or Rule 462(b) Registration Statement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the International Representatives of such timely filing. The Company will promptly advise the International Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement, or

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                                                                           9

     any Rule 462(b) Registration Statement, or supplement to the Prospectuses or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and
     (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of subparagraph (a)(i) of this
     Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and (ii) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

          (iii) As soon as practicable, the Company will make generally available to its security holders and to the International Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (iv) The Company will furnish to the International Representatives and counsel for the International Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other International Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an International Underwriter or dealer may be required by the Act or otherwise required, as many copies of each International Preliminary Prospectus and the International Prospectus and any supplement thereto as the International Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (v) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the International Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

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                                                                           10


          (vi) The Company will not, for a period of 90 days following the Execution Time, without the prior written consent of the Representatives and the International Representatives, offer, sell or contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person of directly or indirectly, or announce the offering of, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into, or exchangeable for, shares of capital stock of the Company or announce an intention to effect any such transaction; PROVIDED, HOWEVER, that the Company may issue and sell the Securities pursuant to the terms of this Agreement and the U.S. Underwriting Agreement, may issue and sell Common Stock pursuant to the terms of any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

          (b) Each International Underwriter agrees that (i) it is not purchasing any of the International Securities for the account of any United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Securities or distribute any International Prospectus to any person in the United States or Canada, or to any United States or Canadian Person, and (iii) any dealer to whom it may sell any of the International Securities will represent that it is not purchasing for the account of any United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the International Securities in the United States or Canada, or to any United States or Canadian Person or to any other dealer who does not so represent and agree; PROVIDED, HOWEVER, that the foregoing shall not restrict (A) purchases and sales between the U.S. Underwriters on the one hand and the International Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Brothers Inc (or through the Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of International Prospectuses or International Preliminary Prospectuses to) persons not United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any United States or Canadian Person.

          (c) The agreements of the International Underwriters set forth in paragraph (b) of this Section 5 shall terminate upon the earlier of the following events:

          (i) a mutual agreement of the Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (b) of this Section 5 and in Section 5(b) of the U.S. Underwriting Agreement; or

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                                                                           11

          (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the International Representatives shall have given notice to the Company and the Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed, or
     (B) the Representatives shall have given notice to the Company and the International Underwriters that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the Representatives or the International Representatives is given, the agreements set forth in such paragraph (b) shall survive until the earlier of (1) the event referred to in clause (i) of this subsection (c) or (2) the expiration of an additional period of 30 days from the date of any such notice.

          (d) Each International Underwriter severally represents and agrees that:

          (i) it has not offered or sold and, prior to the expiry of six months from the closing of the offering of the International Securities, will not offer or sell any shares of Common Stock in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995;

          (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the shares of Common Stock, in, from or otherwise involving the United Kingdom; and

          (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the shares of Common Stock if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or a person to whom such document may otherwise lawfully be issued or passed on.

          (e) The Selling Stockholder agrees with the several International Underwriters that it will not during the period of 90 days following the Execution Time, without the prior written consent of the Representatives and the International Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person, directly or indirectly, or announce the offering of, or cause to be filed a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or announce an intention to effect any such transaction, other than (i) the Shares to be sold hereunder and under the U.S.

Underwriting Agreement, (ii) the exercise of any option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses and, (iii) the pledge of Common Stock in effect at the Execution Time and described in the Prospectuses under the Section captioned "Selling Shareholder and Principal Shareholders".

          6. CONDITIONS TO THE OBLIGATIONS OF THE INTERNATIONAL UNDERWRITERS. The obligations of the International Underwriters to purchase the International Underwritten Securities and the International Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company, the Selling Stockholder, and the Parent contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company, the Selling Stockholder and the Parent made in any certificates pursuant to the provisions hereof, to the performance by the Company, the Selling Stockholder and the Parent of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of either of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the International Representatives the opinion of Crowe & Dunlevy, counsel for the Company, dated the Closing Date, to the effect that:

               (i) each of the Company and its subsidiary, Louis Dreyfus Gas Marketing Corp. (the "Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

               (ii) all the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

               (iii) the Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the International Underwriters pursuant to this Agreement and by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, will be validly issued, fully paid and nonassessable; (the Securities being sold by the Selling Stockholder are duly listed and admitted for trading on the New York Stock Exchange; the Securities being sold hereunder by the Company are duly authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

               (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit, which is not described or filed as required;

               (v) the Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and each of the Prospectuses (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement includes any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (vi) this Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Company;

               (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act, the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the International Underwriters and such other approvals (specified in such opinion) as have been obtained;

               (viii) neither the issuance, offering and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or in the U.S. Underwriting Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

               (ix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for the Selling Stockholder pursuant to the Registration Rights Agreement dated as of November 9, 1993, entered into by and between the Company and the Selling Stockholder.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Oklahoma or the Federal Laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the International Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Selling Stockholder shall have furnished to the International Representatives the opinion of Thomas Scheuer, Esq., Senior Counsel to the Selling Stockholder, dated the Closing Date, to the effect that:

          (i) this Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Selling Stockholder and the Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by the Selling Stockholder hereunder;

          (ii) the delivery by the Selling Stockholder to the several International Underwriters of certificates for the Securities being sold hereunder by the Selling Stockholder against payment therefor as provided herein, will pass good and marketable title to such Securities to the several International Underwriters, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever;

          (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act, the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the International Underwriters and such other approvals (specified in such opinion) as have been obtained; and

          (iv) neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or By-laws of the Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which the Selling Stockholder or any of its subsidiaries is a party or bound, or any judgement, order or decree known to such counsel to be applicable to the Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder or any of its subsidiaries.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholder and public officials.

          (d) The Parent shall have furnished to the International Representatives the opinion of counsel of the Parent, dated the Closing Date, to the effect that:

          (i) this Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Parent;

          (ii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Parent of the transactions contemplated herein, except such as may have been obtained under the Act, the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the International Underwriters and such other approvals (specified in such opinion) as have been obtained; and

          (iii) neither the consummation of any of the transactions herein contemplated by the Parent or the fulfillment of the terms hereof by the Parent will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or By-laws of the Parent or the terms of any indenture or other agreement or instrument known to such counsel and to which the Parent or any of its subsidiaries is a party or bound, or any judgement, order or decree known to such counsel to be applicable to the Parent or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Parent or any of its subsidiaries.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Parent and public officials.

          (e) The International Representatives shall have received from Cravath, Swaine & Moore, counsel for the International Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the International Representatives may reasonably require, and the Company, the Selling Stockholder and the Parent shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f) The Company shall have furnished to the International Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer and Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplement to the Prospectuses and this Agreement and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (g) The Selling Stockholder shall have furnished to the International Representatives a certificate, signed by the President and Treasurer of the Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectuses, any supplement to either of the Prospectuses and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

          (h) The Parent shall have furnished to the International Representatives a certificate, signed by the President Directeur General of the Parent, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectuses, any supplement to either of the Prospectuses and this Agreement and that the representations and warranties of the Parent in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

          (i) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the International Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the International Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit, compensation and executive committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1996, nothing came to their attention which caused them to believe that:

               (1) with respect to the period subsequent to December 31, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the December 31, 1996, consolidated balance sheet included or incorporated in the Registration Statement and the Prospectuses, or for the period from January 1, 1997 to such specified date there were any decreases, as compared with the comparable period in 1996 in total revenues or oil and gas sales or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the International Representatives; or

               (2) the information included or incorporated in the Registration Statement and Prospectuses in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Prospectuses in this paragraph (g) include any supplement thereto at the date of the letter.

          Ernst & Young LLP shall also have furnished to the Company a letter stating that in planning and performing the audit of the consolidated financial statements of the Company, for the year ended December 31, 1996, they considered the internal control structure in determining the audit procedures for expressing an opinion on the consolidated financial statements (but not to provide assurance on the internal control structure). Such letter shall indicate whether they noted any matters involving the internal control structure and its operation which they considered to be material weaknesses.

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the International Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

          (k) On or prior to the Execution Time, the New York Stock Exchange shall have approved the International Underwriters' participation in the distribution of the International Securities to be sold by the Selling Stockholder.

          (l) At the Execution Time, the Company shall have furnished to the International Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company addressed to the International Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, (or enter into any transaction which is designed to, or would be expected to, result in the disposition by any person of) directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 90 days following the Execution Time without the prior written consent of the Representatives and the International Representatives, other than shares of Common Stock disposed of as bona fide gifts.

          (m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (n) The National Association of Securities Dealers, Inc. ("NASD"), upon review of the terms of the public offering of the International Underwritten Securities, shall not have objected to the participation by any of the International Underwriters in such offering or asserted any violation of the by-laws of the NASD.

          (o) On or prior to the Execution Time, the New York Stock Exchange shall have approved the listing of the Securities, subject to official notice of issuance.

          (p) Prior to the Closing Date, the Company shall have furnished to the International Representatives such further information, certificates and documents as the International Representatives may reasonably request.

          (q) The closing of the purchase of the U.S. Underwritten Securities to be issued and sold by the Company pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing described herein.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the International Representatives and counsel for the International Underwriters, this Agreement and all obligations of the International Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the International Representatives. Notice of such cancelation shall be given to the Company, the Selling Stockholder and the Parent in writing or by telephone, facsimile or telegraph confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the International Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

          7. REIMBURSEMENT OF INTERNATIONAL UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the International Underwriters set forth in
Section 6 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company, the Selling Stockholder or the Parent to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the International Underwriters, the Company will reimburse the International Underwriters severally upon demand for all reasonable out-of-pocket expenses paid to third parties (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the International Underwriters under this
Section 7 because of the Selling Stockholder's or the Parent's refusal, inability or failure to satisfy any condition to the obligations of the International Underwriters set forth in Section 6, the Selling Stockholder or the Parent, as the case may be, shall reimburse the Company on demand for all amounts so paid.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company, the Selling Stockholder and the Parent jointly and severally agree to indemnify and hold harmless each International Underwriter, the directors, officers, employees and agents of each International Underwriter and each person who controls any International Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company, the Selling Stockholder and the Parent will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any International Underwriter relating to such International Underwriters through the International Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company, the Selling Stockholder or the Parent may otherwise have.

          (b) Each International Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, the Selling Stockholder and the Parent, to the same extent as the foregoing indemnity from the Company to each International Underwriter, but only with reference to written information relating to such International Underwriter furnished to the Company by or on behalf of such International Underwriter through the International Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any International Underwriter may otherwise have. The Company, the Selling Stockholder and the Parent acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any U.S. or International Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several International Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses, and you, as the International Representatives, confirm that such statements are correct.

          (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
(i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholder and the Parent, jointly and severally, and the International Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Selling Stockholder, the Parent and one or more of the International Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and the Parent on the one hand and by the International Underwriters on the other from the offering of the International Securities; PROVIDED, HOWEVER, that in no case shall any International Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the International Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such International Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder and the Parent, jointly and severally, and the International

Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholder and the Parent on the one hand and of the International Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, the Selling Stockholder and the Parent shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the International Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the International Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Selling Stockholder, the Parent or the International Underwriters. The Company, the Selling Stockholder, the Parent and the International Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an International Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an International Underwriter shall have the same rights to contribution as such International Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

          9. DEFAULT BY AN INTERNATIONAL UNDERWRITER. If any one or more International Underwriters shall fail to purchase and pay for any of the International Securities agreed to be purchased by such International Underwriter or International Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining International Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of International Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of International Securities set forth opposite the names of all the remaining International Underwriters) the International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of International Securities set forth in Schedule I hereto, the remaining International Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the International Securities, and if such nondefaulting International Underwriters do not purchase all the International Securities, this Agreement will terminate without liability to any nondefaulting International Underwriter, the Selling Stockholder, the Parent or the

Company. In the event of a default by any International Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the International Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting International Underwriter of its liability, if any, to the Company, the Selling Stockholder, the Parent and any nondefaulting International Underwriter for damages occasioned by its default hereunder.

          10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective at such time (after notification of the effectiveness of the Registration Statement has been released by the Commission) as the International Underwriters, the Selling Stockholder and the Company shall agree on the initial public offering price and underwriting discount per share, unless prior to such time such of the International Underwriters as have agreed to purchase in the aggregate 50% or more of the International Securities shall have given notice to the Company that such Underwriters elect that this Agreement shall not become effective; PROVIDED, HOWEVER, that the provisions of this
Section 10 and of Section 8 hereof shall at all times be effective. If this Agreement shall not have become effective prior to 5:00 PM, New York City time, on the seventh full business day after the Effective Date, this Agreement shall not thereafter become effective unless such period is extended by agreement among the International Underwriters, the Selling Stockholder and the Company.

          This Agreement shall be subject to termination in the absolute discretion of the International Representatives, by notice given to the Company prior to delivery of and payment for the International Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York or Oklahoma State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the International Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the International Prospectus (exclusive of any supplement thereto).

          11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder, of the Parent and of the International Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any International Underwriter, the Selling Stockholder, the Parent or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the International Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the International Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers International Limited, attention of the Syndicate Desk, at Victoria Plaza, 111 Buckingham Palace Road, London SW1W 0SB ENGLAND; or, if sent to the Company, will be mailed, delivered or telecopied to 405-749-6659 or telegraphed and confirmed to it at 14000 Quail Springs Parkway, Suite 600, Oklahoma City, OK 73134, attention of the legal department; or if sent to the Selling Stockholder, will be mailed, delivered or telecopied to 302-477-1561 or telegraphed and confirmed to it at 3411 Silverside Road, Suite 210E Baynard Building, Wilmington, Delaware 19810, attention of the President; or if sent to the Parent, will be mailed, delivered or telegraphed and confirmed to it at 87 Avenue de la Grande Armee, 75782 Paris Cedex 16, France.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          15. Jurisdiction; Appointment of Agent for Service of Process. The Parent agrees that any legal suit, action or proceeding brought, by any party to this Agreement or their respective successors or the directors, officers, employees, agents and controlling persons referred to in Section 8 hereof, against it arising out of or based upon its alleged breach of, or failure to perform, any obligation under this Agreement or the transactions contemplated hereby may be instituted in any State or Federal court sitting in The City of New York and any appellate court from any thereof, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Parent has appointed CT Corporation, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby which may be instituted in any State or Federal court sitting in The City of New York and any appellate court from any thereof, by any person and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. The Parent hereby represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Parent shall be deemed, in every respect, effective service of process upon the Parent.

          16. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder, the Parent and the several International Underwriters.

                                     Very truly yours,

                                     LOUIS DREYFUS NATURAL GAS CORP.,

                                       by
                                         -------------------------------------
                                         Name:
                                         Title:


                                     LOUIS DREYFUS NATURAL GAS HOLDINGS CORP.,

                                       by
                                         -------------------------------------
                                         Name:
                                         Title:



                                     S.A. LOUIS DREYFUS ET CIE,

                                       by
                                         -------------------------------------
                                         Name:
                                         Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers International Limited
Credit Suisse First Boston (Europe) Limited
Howard, Weil, Labouisse, Friedrichs Incorporated
Morgan Stanley & Co. International Limited

By:  Salomon Brothers International Limited,

     by
        --------------------------------------
        Name:
        Title:

For themselves and the other
several International Underwriters
named in Schedule I to the
foregoing Agreement.

                                                                       EXHIBIT A
                         LOUIS DREYFUS NATURAL GAS CORP.
                         PUBLIC OFFERING OF COMMON STOCK


                                                                         , 1997


Salomon Brothers International Limited
Credit Suisse First Boston (Europe) Limited
Howard, Weil, Labouisse, Friedrichs Incorporated
Morgan Stanley & Co. International Limited
As International Representatives of the several International Underwriters, c/o Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London SW1W OSB ENGLAND

Dear Sirs:

          This letter is being delivered to you in connection with the proposed International Underwriting Agreement (the "International Underwriting Agreement"), among Louis Dreyfus Natural Gas Corp., an Oklahoma corporation (the "Company"), Louis Dreyfus Natural Gas Holdings Corp., a Delaware corporation, S.A. Louis Dreyfus et Cie and you as representatives of a group of International Underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

          In order to induce you and the other International Underwriters to enter into the International Underwriting Agreement, the undersigned agrees not to offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person, directly or indirectly, or announce the offering of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or announce an intention to effect any such transaction, for a period of 90 days following the day on which the International Underwriting Agreement is executed, without your prior written consent.

          If, for any reason, the International Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the International Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                   Yours very truly,

                                   [Signature of executive
                                   officer or director of Company]

                                   By:
                                         -------------------------------------
                                         Name:
                                         Title:
                                         Address: